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                                                                    EXHIBIT (21)

                         SUBSIDIARIES OF THE REGISTRANT

                                                                                                     PERCENTAGE
                                                                                JURISDICTION OF         OWNED BY
                                                                                 INCORPORATION        REGISTRANT
                                                                                ---------------      -------------
Vira-Tech, Inc...........................................................             Florida             100%
Viragen (Scotland) Ltd. (1)..............................................        Scotland (UK)             70%
Viragen Technology, Inc. (2).............................................             Florida             100%
Viragen (Europe) Ltd. (3)................................................            Delaware              70%
Viragen U.S.A., Inc. (4).................................................            Delaware              94%
Viragen Reagents, Inc. (5)...............................................             Florida             100%

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(1)   Incorporated January 17, 1995, 100% owned by Viragen (Europe) Ltd.
(2)   Incorporated January 13, 1995
(3)   Acquired December 8, 1995
(4)   Incorporated April 4, 1996
(5)   Incorporated July 14, 1997